As filed with the Securities and Exchange
              Commission on March 14, 1995
                  Registration No. 33-

            SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                        FORM S-8
                 REGISTRATION STATEMENT
                         Under
              THE SECURITIES ACT OF 1933

          INTER-REGIONAL FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

                        Delaware
      (State or other jurisdiction of incorporation
                    or organization)

                       41-1228350
           (I.R.S. Employer Identification No.)

                  Dain Bosworth Plaza
                 60 South Sixth Street
            Minneapolis, Minnesota 55402-4422
  (Address of Principal Executive Offices and Zip Code)


              IFG WEALTH ACCUMULATION PLAN
               (Full title of the plan)

                  Carla J. Smith, Esq.
  Senior Vice President, General Counsel and Secretary
         Inter-Regional Financial Group, Inc.
                   Dain Bosworth Plaza
                  60 South Sixth Street
            Minneapolis, Minnesota 55402-4422
          (Name and address of agent for service)
                     (612) 371-7858
        (Telephone number, including area code,
                   of agent for service)

              CALCULATION OF REGISTRATION FEE
===========================================================
                        Proposed   Proposed
Title of                maximum     maximum
Securities    Amount    offering   aggregate   Amount of
to be         to be     price per   offering  registration
registered   registered  share (1)   price (1)     fee
-----------------------------------------------------------
Common Stock
$.125 par   (2) 500,000
 value)         shares  $24.1875  $12,093,750     $4,171
===========================================================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on March 9, 1995.

(2)   In addition,  pursuant to  Rule 416(c) under the Securities
Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                        Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following  documents, which have been filed by Inter-Regional
Financial Group,  Inc. (the  "Company") with  the Securities  and
Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") since December 31, 1993.

     (c) The description of the Company's Common Stock contained in any Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.     Description of Securities.
------      --------------------------
            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.
------      ---------------------------------------
            Not Applicable.

Item 6.    Indemnification of Directors and Officers.
------     ------------------------------------------

Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides, in effect, that persons serving as officers and directors of a corporation at the request of the Company shall be entitled to be indemnified by the Company to the extent permitted by Section 145 of the Delaware General Corporation Law, as amended.

The Company has purchased directors' and officers' liability insurance, including a Company reimbursement policy. Subject to the policy conditions, the insurance provides coverage for amounts payable by the Company to its directors and officers pursuant to the Company's charter documents. In addition, the Company has entered into indemnification agreements with its directors and executive officers contractually obligating the Company to, among other things, maintain the same level of such insurance coverage as was being provided at the time of execution of such agreements.

Item 7.     Exemption from Registration Claimed.
------      ------------------------------------
            Not Applicable.

Item 8.     Exhibits.

Exhibit
Number     Description
-------    -----------
4.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit
          3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 0-7817).

4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3(b) to the Company's
          Annual Report on Form 10-K for the year ended
          December 31, 1989, File No. 0-7817).

23.1      Consent of KPMG Peat Marwick L.L.P.

24.1      Power of Attorney.

Item 9.   Undertakings
------    ------------

A.   Post-Effective Amendments.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 14, 1995.

                       INTER-REGIONAL FINANCIAL GROUP, INC.

                       By Daniel J. Reuss
                          --------------------------
                          Daniel J. Reuss
                          Senior Vice President, Treasurer
                          and acting Chief Financial
                          Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 1995.

Signatures              Title
----------              -----
          *             President, Chief Executive Officer
--------------------    and Director
Irving Weiser           (Principal Executive Officer)

Daniel J. Reuss         Senior Vice President, Treasurer and
--------------------    acting Chief Financial Officer
Daniel J. Reuss         (Principal Financial and Accounting
                        Officer)

          *             Chairman of the Board and
---------------------   Director
Richard D. McFarland

          *             Director
----------------------
F. Gregory Fitz-Gerald

          *             Director
----------------------
Susan S. Boren

          *             Director
----------------------
Lawrence Perlman

          *             Director
----------------------
David A. Smith

          *             Director
----------------------
Arthur R. Schulze, Jr.

          *             Director
----------------------
C. A. Rundell, Jr.

          *             Director
----------------------
Robert L. Ryan

* By   Daniel J. Reuss
       ---------------------------
       Daniel J. Reuss, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on March 14, 1995.


                      IFG WEALTH ACCUMULATION PLAN

                      By:  Daniel J. Reuss
                           --------------------------
                           Daniel J. Reuss
                           Senior Vice President,
                           Treasurer and acting Chief
                           Financial Officer

                     EXHIBIT INDEX

Exhibit
Number       Description                            Page
--------     -----------                            ----
4.1          Restated Certificate of Incorporation
             of the Company

4.2          Amended and Restated Bylaws of the
             Company

23.1         Consent of KPMG Peat Marwick L.L.P.

24.1         Power of Attorney